          As filed with the Securities and Exchange Commission on March 26, 1999
                                                      Registration No. 333-73015
================================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ___________________
                       POST EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                             ___________________

                        ACTUATE SOFTWARE CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                       7372                 94-3193197
(State or other jurisdiction of (Primary Standard Industrial   (IRS Employer
 incorporation or organization)  Classification Code Number) Identification No.)


                                999 Baker Way
                         San Mateo, California 94404
                               (650) 425-2300
             (Address of principal executive offices) (Zip Code)
                             ___________________

           ACTUATE SOFTWARE CORPORATION 1998 EQUITY INCENTIVE PLAN ACTUATE SOFTWARE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

                          (Full title of the Plans)
                             ___________________

                            NICOLAS C. NIERENBERG
                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                          AND CHAIRMAN OF THE BOARD
                        ACTUATE SOFTWARE CORPORATION
                                999 Baker Way
                          San Mateo, California 94404
                    (Name and address of agent for service)
                               (650) 425-2300
         (Telephone number, including area code, of agent for service)
                             ___________________
                       CALCULATION OF REGISTRATION FEE
================================================================================

                                                          Proposed       Proposed
         Title of                                          Maximum       Maximum
        Securities                       Amount            Offering      Aggregate       Amount of
           to be                          to be             Price        Offering       Registration
        Registered                    Registered (1)      per Share      Price (2)          Fee
        ----------                   ----------------   ------------   -------------   -------------
1998 Equity Incentive Plan
--------------------------
  Options                                688,967            N/A              N/A             N/A
  Common Stock (par value $.001)      688,967 shares    $22.175 (2)   $15,277,843.22(2)   $4,248(3)

1998 Employee Stock Purchase Plan
-----------------------------------
  Rights to Purchase                     150,000            N/A              N/A             N/A
  Common Stock (par value $.001)      150,000 shares    $22.175 (2)     $3,326,250 (2)     $925(4)

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Actuate Software Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Actuate Software Corporation as reported on the Nasdaq National Market on February 19, 1999.

(3) $4,190 of this fee has been paid previously with the filing of the Registration Statement on Form S-8 (Registration No. 333-73015) which was declared effective by the commission on February 26, 1999.

(4) $913 of this fee has been paid previously with the filing of the Registration Statement on Form S-8 (Registration No. 333-73015) which was declared effective by the commission on February 26, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 26th day of March, 1999.


                                        ACTUATE SOFTWARE CORPORATION


                                        By:   /s/ Nicolas C. Nierenberg
                                           ----------------------------------
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                         Title                        Date
--------------------------------  --------------------------------------  --------------

   /s/ Nicolas C. Nierenberg      Chairman of the Board,
--------------------------------  President, Chief Executive Officer and  March 26, 1999
   Nicolas C. Nierenberg          Director (Principal Executive Officer)


   /s/ Daniel A. Gaudreau         Vice President, Finance,                March 26, 1999
--------------------------------  and Chief Financial Officer
   Daniel A. Gaudreau             (Principal Financial and Accounting
                                  Officer)

   James Breyer*                  Director                                March 26, 1999
--------------------------------
   James Breyer

   Arthur Patterson*              Director                                March 26, 1999
--------------------------------
   Arthur Patterson

   Nancy Schoendorf*              Director                                March 26, 1999
--------------------------------
   Nancy Schoendorf

   Steven Whiteman*               Director                                March 26, 1999
--------------------------------
   Steven Whiteman

*By:   /s/ Daniel A. Gaudreau
    --------------------------------
       Daniel A. Gaudreau
       Attorney-in-Fact

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